                                                                    EXHIBIT (11)

                          AMERICAN CENTURY INVESTMENTS
                                4500 MAIN STREET
                          KANSAS CITY, MISSOURI 64111

February 27, 2007

American Century Municipal Trust
4500 Main Street
Kansas City, Missouri  64111

Ladies and Gentlemen:

     I have acted as counsel to American  Century  Municipal  Trust,  a business trust formed under the laws of the Commonwealth of Massachusetts  (the "Trust"), in  connection  with the Trust's  Registration  Statement on Form N-14 (File No.
2-91229),  which relates to the shares of beneficial  interest of the Trust (the
"Shares"),  proposed  to be  issued  (1) in  accordance  with  the  terms of the
Agreements  and  Plans of  Reorganization  (the  "Agreements")  relating  to the proposed  reorganizations  of the  Arizona  Municipal  Bond Fund and the Florida
Municipal   Bond  Fund  into  the   Tax-Free   Bond  Fund   (collectively,   the
"Reorganizations")  and (2) in connection with the proposed  reclassification of
Advisor Class shares of the Tax-Free  Bond Fund as Investor  Class shares of the same fund (the "Reclassification").

     In connection  with rendering the opinions set forth below, I have examined the Registration Statement,  including a form of the Agreements,  which is being filed as an exhibit  thereto;  the Trust's  Amended and Restated  Agreement  and
Declaration  of Trust and the current  Bylaws,  as  reflected  in the  corporate records of the Trust; resolutions of the Board of Trustees of the Trust relating to the approval of the Reorganizations and the Reclassification and the issuance of the Shares;  and such other documents as I deemed relevant.  In conducting my examination,  I have  assumed  the  genuineness  of all  signatures,  the  legal capacity of all natural persons, the authenticity,  accuracy and completeness of documents  purporting  to be originals  and the  conformity  to originals of any copies of documents. I have not independently  established any facts represented in the documents so relied on.

     I am a member of the Bar of the State of Missouri.  The opinions  expressed in this letter are based on the facts in existence and the laws in effect on the date hereof and are  limited to the laws (other than the  conflict of law rules)
of  the  Commonwealth  of  Massachusetts  that  in my  experience  are  normally applicable  to the  issuance of shares by entities  such as the Trust and to the
Securities Act of 1933, as amended (the "1933 Act"), the Investment  Company Act of 1940, as amended (the "1940 Act"),  and the regulations of the Securities and
Exchange Commission (the "SEC") thereunder. I express no opinion with respect to any other laws.

     Based upon and subject to the  foregoing and the  qualifications  set forth below, it is my opinion that:

     1. The issuance of the Shares in connection  with the  Reorganizations  and the Reclassification has been duly authorized by the Trust.

American Century Municipal Trust
February 27, 2007

     2. When  issued  upon the terms  provided  in the  Registration  Statement, subject to compliance with the 1933 Act, the 1940 Act, and applicable state laws regulating  the offer and sale of securities,  and assuming the continued  valid existence of the Trust under the laws of the Commonwealth of Massachusetts,  the
Shares will be validly issued,  fully paid and  non-assessable.  However, I note that  shareholders  of the  Trust  may,  under  certain  circumstances,  be held personally liable for the obligations of the Trust.

     For the record,  it should be stated  that I am an officer and  employee of
American Century Services, LLC, an affiliate of the Trust's investment advisor.

     I  hereby  consent  to  the  use  of  this  opinion  as an  exhibit  to the
Registration  Statement.  I assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration  Statement. In giving my consent I do not  thereby  admit that I am in the  category of persons whose  consent  is  required  under  Section  7 of the 1933 Act or the rules and regulations of the SEC thereunder.  The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                  Very truly yours,

                                  /s/ Brian L. Brogan
                                  ------------------------------------
                                  Brian L. Brogan
                                  Vice President and
                                  Associate General Counsel

BLB/dnh